UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

May 4, 2012

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

›	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

›	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

›	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

›	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 4, 2012, R. Sankaraiah, resigned as a director of Cadista Holdings Inc. (the “Company”) and the Company’s wholly-owned subsidiary, Jubilant Cadista Pharmaceuticals Inc. (“Cadista Pharmaceuticals”). Mr. Sankaraiah, in addition to being a member of our Board of Directors also served as a member of our Audit Committee until his resignation. Mr. Sankaraiah’s resignation was not as a result of any disagreement on any matter relating to our operations, policies or practices.

(d) On May 4, 2012, the Board of Directors of the Company and Cadista Pharmaceuticals elected Kamal Mandan, the Company’s current Chief Financial Officer, to serve as a director of each of the Company and Cadista Pharmaceuticals. Mr. Mandan will receive no compensation, in addition to the compensation he receives as serving as our Chief Financial Officer, for serving as a director. Mr. Mandan was not elected to serve on any committee of the Company’s or Cadista Pharmaceuticals’ Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date: May 9, 2012